SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	January 18, 2008
(Date of earliest event reported)	January 17, 2008

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In January 2002, we adopted our Annual Officer Incentive Plan (the AOIP), a copy of the AOIP has previously been filed with the Securities and Exchange Commission. The AOIP provides that certain of our officers may receive cash incentive awards based on their individual performance, our performance and profitability and the performance of our particular business units. The corporate and business unit criteria and individual performance criteria are established annually by the Executive Compensation Committee of our Board of Directors (the Committee). The Committee also establishes annual target awards for each officer.

On January 17, 2008, the Committee established and our Board of Directors ratified the corporate performance criteria for incentive awards under the AOIP for 2008. The corporate performance criteria for 2008 is based on our return on invested capital (ROIC) and our earnings per share (EPS), both exclusive of the cumulative effect of accounting changes.

Under the AOIP for 2008, 50 percent of the performance measure is based on our ROIC. Our actual ROIC for 2008 will be compared with the threshold, target and maximum levels established by the Committee. No incentive amount will be paid based on this performance measure if our actual ROIC for 2008 is below the threshold level established by the Committee. Also, the incentive payment based on our ROIC cannot exceed 150 percent of the target level established by the Committee, weighted at 50 percent.

The remaining 50 percent of the performance measure under the AOIP for 2008 is based on our EPS. Our actual EPS for 2008 will be compared with the threshold and target levels established by the Committee. No incentive amount will be paid based on this performance measure if our actual EPS for 2008 is below the threshold level established by the Committee. Also, the incentive payment based on our EPS cannot exceed 50 percent of the targeted payment, weighted at 50 percent.

If the maximum ROIC and the target EPS are achieved or exceeded, then an officer's incentive award may be 200 percent of the officer's target award. After taking into account the achievement based on this corporate performance criteria, the Committee has the authority to adjust the amount of the award, based on business unit criteria and individual performance criteria.

Item 8.01	Other Events

On January 17, 2008, we announced an increase in the fourth quarter 2007 dividend paid on our common stock to 38 cents per share of common stock. The fourth quarter 2007 dividend is payable February 14, 2008, to shareholders of record at the close of business January 31, 2008. The previous quarterly dividend payment was 36 cents per share.

Our Board of Directors also set May 15, 2008, as the date for our annual meeting of shareholders. The meeting will be held at 10 a.m., Central Daylight Time, at our headquarters in Tulsa, Oklahoma. The record date for the meeting is March 18, 2008.

Item 9.01	Financial Statements and Exhibits
99.1 Press release issued by ONEOK, Inc. dated January 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	January 18, 2008	By:	/s/ Curtis Dinan
Curtis Dinan
Senior Vice President - Chief Financial Officer and Treasurer